Consent of Independent Certified Public Accountants

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 1996 which appears in the Annual Report on Form 10-KSB of Datatrend Services, Inc. for the year ended December 31, 1995, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Richard A. Eisner & Company, LLP
    Richard A. Eisner & Company, LLP
    Certified Public Accountants

Cambridge, Massachusetts
January 31, 1997